Exhibit 99.1

[Yak Logo]

2nd Quarter Performance Report And Earnings Guidance Released By YAK Communications Inc.

MIAMI & TORONTO—(BUSINESS WIRE)—Feb. 17, 2004—YAK Communications Inc. (NASDAQ:YAKC), a provider of telecommunication services to residential and business customers, today released its performance report for the second quarter of fiscal 2004.

For the quarter ended December 31, 2003, YAK announced sales of $20,240,000 an increase of 118 per cent over sales of $9,297,000 for the comparable period ending December 31, 2002. Earnings per diluted share were $.12 (post 2:1 stock split effective as of 01/29/2004) representing an increase of 100 per cent over the comparable period ending December 31, 2002.

During the quarter ended December 31, 2003 Yak processed on its own network 235 million minutes of traffic with 20 million calls serving over 800,000 monthly customers.

For the month of December 2003, YAK sales were approximately $7,200,000.

The Company’s operating divisions contributed as follows:

— Yak - ‘dial-around’ - $5.7 million, which represents an increase of 63 per cent over sales of $3.5 million in December 2002;

— Argos & Contour - ‘managed telco resale services to enterprise’ $1.5 million.

— International Division (Peru) $27,000.

All $ amounts are in US currency.

“We are very pleased with these quarterly results,” said YAK President and CEO Charles Zwebner.

“We increased sales by $1,450,000 over the previous quarter, an approximate 8 per cent increase, demonstrating continued strong organic and territorial growth. This quarterly sales increase, represents an annual growth rate of 32 per cent and does not include the impact of any of our acquisition strategies or next generation telephony planned offerings which we expect to be very positive.

“Two significant events happened during the quarter, including taking delivery of the new Santera next generation switch installed during December 2003. We expect full deployment of the switch during the current quarter which will allow for increased capacity, operating efficiencies and costs savings and the ability to initiate broadband telephony offerings; and we finalized testing of our dial-around services in Peru using VOIP technology and are launching marketing efforts during the current quarter which we expect will create significant profitable revenue streams.

“One-time costs associated primarily with professional and consulting fees that were invested for the purposes of the Company’s future growth plans were the main contributors for the slightly lower than anticipated earnings per share; YAK had previously forecasted earnings per share to be $.135 (post stock split). These expenditures support our plans to continue to grow our traditional telephony business while simultaneously deploying VOIP Broadband Telephony offerings,” he added.

“We expect our sales for the coming quarter to be approximately $22 million and earnings per share to be $.13 per diluted share for the quarter ended March 31, 2004. We continue to remain extremely upbeat about the growth prospects currently presenting themselves to YAK,” said Zwebner. About YAK Communications Inc.: YAK Communications Inc.(NASDAQ-SMALL:YAKC) (the “Company”) (NASDAQ: YAKC) was incorporated in December 1998 in Florida to provide international long distance discount services to both business and residential customers. The Company specializes in offering these services to consumers by way of a dial-around (known as “10-10”). The Company is a facilities based reseller, which utilizes its own switching systems. Visit www.yak.com

Forward Looking Statements:

Statements contained in this news release which are not strictly historical are forward-looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings therefrom, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures which describe certain factors which affect our business.

CONTACT: Yak Communications Inc.(NASDAQ-SMALL:YAKC)

Media Relations:

Sue Paterson, 416-297-3465

spaterson@yak.ca

or

Investor Relations:

Larry Turel, 954-938-8391

larry@yak.com

or

The Communications Group Inc.

David Eisenstadt, 800-267-4476 ext. 36

deisenstadt@tcgpr.com